Letter to Shareholders
Technology & Corporate Development Progress Update
Date: 05/17/2010

To Our Valued Shareholders,

We’re pleased to share this week updates on our technology development progress and efforts to identify suitable government grants that XsunX may elect to apply for in response to a recent Funding Opportunity Announcement (FOA) from the U.S. Department of Energy (DOE).

On the technology development progress front we continue to work simultaneously in several areas including: fabrication, testing and refinement to components for use in the assembly of our integrated co-evaporation processing chamber for the primary CIGS absorber layer; continued deposition testing and refinement of the various solar cell layers applied through sputtering techniques, and the aqueous buffering process necessary to bond the CIGS absorber layers to conductive top layers of the solar cell; finally, significant new progress has been made on material selection and application technology for placing the electrical current collection grids necessary for each solar cell. These efforts are part of our overall work plan and crucial to the completion of a total process capable of producing CIGS solar cells for use in solar modules and other consumer goods.

We often receive queries asking when we anticipate we will be finished with development and ready for the commercial market. The answer is that is while our progress under our work plan has been substantial to date the timeline of our plan, which includes the ongoing work efforts outlined above, has been to complete our initial development and establish a marketable new manufacturing technology for CIGS solar cells in this calendar year (2010). Marketability is a balance between the costs to produce the solar cell and the power delivery potential for each cell. Our goal has been to establish an average cost per watt at the solar module level in the $.80 cent range. This level of initial efficiency will ultimately be a balance between the production efficiencies of our new system design and the initial efficiencies of our CIGS solar cells. We continue to believe that our cross-industry hybrid designs that will leverage the higher conversion efficiency potentials of small area co-evaporation process with material handling and automation techniques from the hard disc industry offer the ability to achieve these marketability goals.

Additionally, we are also often asked about the team working on this project and the resources available. In response to these questions, we are working with Intevac’s development team which includes engineers, scientists, and technicians. In addition, we’ve combined our metrology testing equipment with Intevac’s resources to create significant material testing and characterization capabilities which are important to evaluating results of the work we are performing, and in planning future work to achieve our desired results.

Another area that we have begun to investigate is opportunities under newly announced government grants. Currently, we are working to identify and potentially file an application in response to a recent Funding Opportunity Announcement (FOA) from the U.S. Department of Energy (DOE). This new solicitation is focused on domestic supply chains within which we hope to find suitable opportunities for XsunX to pursue.

On a separate note, it has been brought to my attention that investors  were questioning why our CTO, Robert Wendt did not attend the International Workshop on CIGS Solar Cell Technology in Berlin, Germany from April 20 – 22, 2010 where he had been invited as a featured speaker. Unfortunately, due to the volcano eruption in Iceland, Robert’s flight was cancelled which prevented him from attending the conference along with many other travelers from the U.S. and many other countries around the world. Despite this misfortune, we look forward to having Robert and other members of the XsunX team participate in future solar gatherings.

Thank you for your continued support of our company. As we make progress, we look forward to reporting back to you.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Tom Djokovich, CEO

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.